Exhibit 5

Faegre Baker Daniels LLP

2200 Wells Fargo Center ▼ 90 South Seventh Street

Minneapolis ▼ Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

January 29, 2020

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”): (i) unsecured unsubordinated debt securities of the Company in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”), (iii) preferred stock and preference stock, no par value (the “Preferred Stock”), of the Company, interests in which may be evidenced by appropriately prepared depositary shares (the “Depositary Shares”), (iv) common stock, par value $1 2/3 per share (the “Common Stock”), of the Company, (v) appropriately prepared warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Securities Warrants”), (vi) purchase contracts in the forms filed as Exhibits 4(s) and 4(t) to the Registration Statement requiring the holders thereof to purchase or sell (a) Debt Securities, Preferred Stock, Depositary Shares or Common Stock, (b) securities of an entity unaffiliated with the Company, a basket of such securities, or an index or indices of such securities, (c) currencies, (d) commodities, or (e) any combination of the foregoing (“Purchase Contracts”), and (vii) units consisting of any combination of Purchase Contracts and Debt Securities (the “Units”). The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Senior Debt Securities are to be issued under the indenture filed as Exhibit 4(e) to the Registration Statement entered into by the Company and Citibank, N.A., as trustee (the “Senior Indenture”). The Subordinated Debt Securities are to be issued under the indenture filed as

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January 29, 2020

Exhibit 4(f) to the Registration Statement entered into by the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Subordinated Indenture”). Each series of Preferred Stock is to be issued under the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and a certificate of designation (a “Certificate of Designation”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under deposit agreements in a form to be filed and incorporated by reference into the Registration Statement, with appropriate insertions (the “Deposit Agreements”), to be entered into by the Company, a depositary to be named by the Company (a “Depositary”), and the holders from time to time of depositary receipts evidencing Depositary Shares. The Securities Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4(n) to 4(p) to the Registration Statement, with appropriate insertions (the “Warrant Agreements”), to be entered into by the Company and warrant agents to be named by the Company. The Units are to be issued under unit agreements in the form filed as Exhibit 4(r) to the Registration Statement, with appropriate insertions (the “Unit Agreements”), to be entered into by the Company and a unit agent or agents to be named by the Company. The Common Stock is to be issued under the Certificate of Incorporation. The Certificate of Incorporation, each Certificate of Designation, the Senior Indenture, the Subordinated Indenture, the Deposit Agreements, the Warrant Agreements, the Purchase Contracts and the Unit Agreements are sometimes referred to herein collectively as the “Governing Documents”.

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities. We have examined or are otherwise familiar with the Certificate of Incorporation, the By-Laws of the Company (the “By-Laws”), the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.        with respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, authentication and delivery of such Debt Securities, and (c) in the case of Debt Securities issuable upon conversion, exercise or settlement of another Security, the issuance of such Debt Securities upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. Each of the Senior Indenture and the Subordinated Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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January 29, 2020

2.        with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation relating to such series of Preferred Stock, (c) unless issued without certificates, the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, and (d) in the case of Preferred Stock issuable upon conversion, exercise or settlement of another Security, the issuance of such Preferred Stock upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Preferred Stock will be validly issued, fully paid and non-assessable.

3.        with respect to any Depositary Shares, upon (a) the due authorization, execution and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Preferred Stock represented by such Depository Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (d) the due execution of certificates representing such Preferred Stock, the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such certificates on the books of the Company in the name of the Depositary or its nominee, and (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Deposit Agreement, such Deposit Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms and the depositary receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified in such Deposit Agreement.

4.        with respect to any Securities Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Warrant Agreements, and (c) the due execution, countersignature and delivery of such Securities Warrants, such Securities Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.        with respect to any Purchase Contracts, upon (a) the completion of all required Corporate Proceedings and (b) the due execution and delivery of such Purchase Contracts, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.        with respect to any Units, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Unit Agreement, (c) if the Units are to be evidenced by certificates, the due execution, registration of issuance and delivery of unit certificates evidencing such Units pursuant to such Unit Agreement, and (d) completion of all actions in respect of the Securities constituting a component of such Units

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January 29, 2020

referred to in the applicable numbered paragraphs hereof, such Unit Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms and any certificates evidencing such Units will entitle the holders thereof to the rights specified in such Unit Agreement.

7.        with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) unless issued without certificates, the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (c) in the case of Common Stock issuable upon conversion, exercise or settlement of another Security, the issuance of such Common Stock upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Common Stock will be validly issued, fully-paid and non-assessable.

The foregoing opinions as to the legality, validity, binding effect and enforceability of provisions of such instruments and agreements are subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transactions, fraudulent conveyance, receivership or other laws of general application affecting creditors’ rights, (ii) general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company and such consideration shall be legally sufficient; (c) each party to the Senior Indenture, the Subordinated Indenture, any Deposit Agreement, any Warrant Agreement, any Purchase Contract, any Unit Agreement or any Securities other than the Company shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) at the time of the issuance, execution, authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or in the Certificate of Incorporation or By-laws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or any related Governing Documents, neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the related Governing Documents will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company,

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January 29, 2020

and any other Securities issuable upon conversion, exercise or settlement of such Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such other Securities); (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto; (g) the terms of the Securities will be established in conformity with the related Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under such Governing Documents; (h) none of the particular terms of the Securities or Governing Documents hereafter established will violate, or be void or voidable under, any applicable law; (i) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company; (j) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware; (k) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof; (l) in the case of any Securities represented by, or issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, all actions in respect of such other Securities referred to in the applicable numbered paragraph above shall have been completed; and (m) a prospectus supplement and any other offering material describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission.

We have also assumed, without investigation, the following: (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, and (c) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

We express no opinion as to (i) whether a court would award a judgment in a currency other than United States dollars or as to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency the proceeds or amount of a court judgment in another currency, (ii) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts, or (iii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or administrative rights.

The opinions herein expressed are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering our opinion, we do not undertake

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to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of any other laws. We have assumed for the purposes of this opinion that New York law will be chosen to govern each Deposit Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Dawn Holicky Pruitt
Dawn Holicky Pruitt